Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly revenue of $491 million up 18% year-over-year

First quarter GAAP diluted Earnings per share of $0.38 up 53% year-over-year

First quarter non-GAAP diluted earnings per share of $0.50 up 27% year-over-year

Board of directors authorizes $500 million increase to share repurchase program

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 27, 2011--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal 2011 ended March 31, 2011.

FINANCIAL RESULTS

In the first quarter of fiscal 2011, Citrix achieved revenue of $491 million, compared to $414 million in the first quarter of fiscal 2010, representing 18 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal 2011 was $74 million, or $0.38 per diluted share, compared to $47 million, or $0.25 per diluted share, for the first quarter of 2010.

Non-GAAP Results

Non-GAAP net income in the first quarter of fiscal 2011 was $97 million, or $0.50 per diluted share, compared to $75 million, or $0.40 per diluted share, in the comparable period last year. Non-GAAP net income for both periods excludes the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expenses, charges recorded in connection with the restructuring program that the company implemented in January 2009 and the tax effects related to those items.

“I’m pleased with our results for the first quarter,” said Mark Templeton, president and chief executive officer for Citrix. “Customer demand was solid across our core SaaS, desktop and networking markets, especially in the Americas and Pacific, supported by large, strategic technical services engagements.

“Clearly, the industry is rapidly moving from “PC era” to “cloud era,” where users are demanding -- and CIOs are embracing -- the consumerization of IT. We’re driving the transition with products that change how people collaborate, how desktops are delivered, and how delivery networks are built.

“This transformation is elevating our presence as a strategic vendor, increasing our engagement with C-level executives, and driving more interest in our virtual computing platform.”

In addition to quarterly financial results, Citrix also announced that its board of directors has authorized it to repurchase up to an additional $500 million of its common stock. As of March 31, 2011, approximately $11.5 million remained for repurchases from previous authorizations.

Q1 Financial Summary

In reviewing the first quarter results of 2011, compared to the first quarter of 2010:

  Product license revenue increased 22 percent;
  Revenue from license updates grew 9 percent;
  Online services revenue grew 17 percent;
  Technical services revenue, which is comprised of consulting, education and technical support, grew 44 percent;
  Revenue increased in the America’s region by 22 percent; the EMEA region by 12 percent and the Pacific region by 25 percent;
  Deferred revenue totaled $789 million, compared to $636 million as of March 31, 2010;
  GAAP operating margin was 16 percent for the quarter and non-GAAP operating margin was 23 percent for the quarter, excluding the effects of amortization of intangible assets primarily related to business combinations, stock-based compensation expense and costs associated with the 2009 restructuring program;
  Cash flow from operations was $159 million, compared with $144 million in the first quarter of 2010; and
  The company repurchased 1.6 million shares at an average price of $68.97.

Financial Outlook for Second Quarter 2011

Citrix management expects to achieve the following results during its second fiscal quarter of 2011 ending June 30, 2011:

  Net revenue is expected to be in the range of $515 million to $525 million.
  GAAP diluted earnings per share is expected to be in the range of $0.41 to $0.42. Non-GAAP diluted earnings per share is expected to be in the range of $0.54 to $0.55, excluding $0.08 related to the effects of amortization of intangible assets primarily related to business combinations, $0.12 related to the effects of stock-based compensation expenses, and $(0.06) to $(0.08) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.
  Non-GAAP tax rate, which excludes the effects of amortization of intangible assets primarily related to business combinations and stock-based compensation expense, is expected to be in the range of 22% to 23%.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Financial Outlook for Fiscal Year 2011

Citrix management expects to achieve the following results during fiscal year 2011 ending December 31, 2011:

  Net revenue is expected to be in the range of $2.14 billion to $2.17 billion.
  GAAP diluted earnings per share is expected to be in the range of $1.91 to $1.94. Non-GAAP diluted earnings per share is expected to be in the range of $2.38 to $2.41, excluding $0.31 related to the effects of amortization of intangible assets primarily related to business combinations, $0.44 related to the effects of stock-based compensation expenses, and $(0.25) to $(0.31) for the effect of the differential between the GAAP and non-GAAP tax rates and tax effects related to these items.

The above statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Company, Product and Alliance Highlights

During the first quarter of 2011, Citrix announced:

  A partnership with Skype to deliver Web and audio conferencing capabilities enabled with Citrix® GoToMeeting® technology.
  The close of the Netviewer AG acquisition, a leading, privately held European Software-as-a-Service (SaaS) vendor in collaboration and IT services, which will accelerate Citrix’s global expansion and extend its SaaS leadership in Europe.
  Engineering support to Amazon for the optimization of Citrix products and Windows applications that run on Amazon Web Services (AWS) to further enhance interoperability and performance of Windows workloads on AWS, while ensuring continued innovation for the Xen virtualization platform.
  New Citrix NetScaler® DataStream technology that addresses companies’ need to manage the explosive growth in cloud, mobile and corporate data.
  Citrix XenServer® is certified on IBM System x and BladeCenter Servers, which enables customers to more easily leverage Citrix XenServer and IBM servers to automate datacenter management processes and increase efficiency of datacenter infrastructures.
  Xen.org, the open source industry standard for virtualization hosted by Citrix, announced the availability of Xen Cloud Platform (XCP) 1.0, a full-featured solution for enterprises that want to build private clouds, as well as open source enthusiasts, universities and researchers to experiment with cloud computing.
  Its first Citrix Startup Accelerator investment, Primadesk, which helps users search, manage and backup their personal cloud data with one simple interface no matter what device they use.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors for approximately 30 days. In addition, an audio replay of the conference call will be available for approximately 15 days by dialing (800) 642-1687 or (706) 645-9291 (passcode required: 58832886).

About Citrix

Citrix Systems, Inc. (NASDAQ:CTXS) is a leading provider of virtual computing solutions that help people work and play from anywhere on any device. More than 230,000 enterprises rely on Citrix to create better ways for people, IT and business to work through virtual meetings, desktops and datacenters. Citrix virtualization, networking and cloud solutions deliver over 100 million corporate desktops and touch 75 percent of Internet users each day. Citrix partners with over 10,000 companies in 100 countries. Annual revenue in 2010 was $1.87 billion.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's president and chief executive officer, statements contained in the Financial Outlook for Second Quarter 2011 and Financial Outlook for Fiscal Year 2011 sections, under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment, including Citrix's European markets; the success and growth of the company's product lines, including risks associated with successfully introducing new products into Citrix's distribution channels, including XenDesktop; the company's product concentration and its ability to develop and commercialize new products and services, including XenDesktop and its other virtualization offerings, while maintaining sales of its established products, especially XenApp; disruptions due to changes in key personnel and succession risks; seasonal fluctuations in the company’s business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, OEM's and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; Citrix's ability to develop server, application and desktop virtualization products, and jointly market those products with Microsoft; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products as the enterprise software landscape evolves; the ability of Citrix to make suitable acquisitions on favorable terms in the future and to successfully integrate those acquisitions; failure to further develop and successfully market the technology and products of acquired companies, including the possible failure to achieve or maintain anticipated revenues and profits from acquisitions, including the acquisition of Netviewer; the management of anticipated future growth; the recruitment and retention of qualified employees, including those of acquired companies; risks in effectively controlling operating expenses, including failure to manage unexpected expenses; impairment of the value of the company's investments; the effect of new accounting pronouncements on revenue and expense recognition; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of third parties; the inability to further innovate our technology due to the intellectual property rights of third parties; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition, including with respect to XenDesktop and SaaS business models, or those of its competitors; charges in the event of the impairment of assets acquired through business combinations and licenses; competition, international market readiness and execution and other risks associated with the markets for Citrix's Web-based access, collaboration and IT management services and for our Web application delivery appliances; unanticipated changes in tax rates or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Use of Non-GAAP Financial Measures

In Citrix’s earnings release, conference call, slide presentation or webcast, Citrix may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statement or can be found on the Investor Relations page of the Citrix corporate Web site at http://www.citrix.com/investors.

Citrix®, GoToMeeting®, NetScaler®, and XenServer®, are trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. Xen® is a trademark of Citrix Systems, Inc. managed on behalf of Xen.org, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2011	2010
Revenues:
Product licenses	$150,260	$122,706
License updates	177,876	162,955
Online services	99,772	84,950
Technical services	62,980	43,661
Total net revenues	490,888	414,272

Cost of net revenues:
Cost of product license revenues	14,041	12,651
Cost of services revenues	30,666	23,690
Amortization of product related intangible assets	12,699	12,358
Total cost of net revenues	57,406	48,699
Gross margin	433,482	365,573

Operating expenses:
Research and development	82,718	77,702
Sales, marketing and services	194,243	170,520
General and administrative	72,105	60,619
Amortization of other intangible assets	3,509	4,157
Restructuring	24	500
Total operating expenses	352,599	313,498

Income from operations	80,883	52,075

Other income, net	7,572	3,933
Income before income taxes	88,455	56,008

Income taxes	15,108	8,659
Net income	73,347	47,349
Net loss attributable to non-controlling interest	156	-
Net income attributable to Citrix Systems, Inc	$73,503	$47,349

Earnings per common share – diluted	$0.38	$0.25
Weighted average shares outstanding – diluted	191,500	188,842

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	March 31, 2011	December 31, 2010
ASSETS:
Cash and cash equivalents	$515,340	$396,162
Short-term investments	414,579	497,643
Accounts receivable, net	297,190	378,395
Other current assets, net	204,730	198,279
Total current assets	1,431,839	1,470,479

Long-term investments	708,906	791,854
Property and equipment, net	261,235	250,482
Goodwill and other intangible assets, net	1,239,469	1,099,244
Other long-term assets	111,116	91,541
Total assets	$3,752,565	$3,703,600

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$295,876	$355,680
Current portion of deferred revenues	678,186	664,332
Total current liabilities	974,062	1,020,012

Long-term portion of deferred revenues	110,569	114,638
Other liabilities	48,960	8,362

Stockholders' equity	2,618,974	2,560,588
Total liabilities and stockholders’ equity	$3,752,565	$3,703,600

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands - unaudited)

Three Months Ended March 31, 2011
OPERATING ACTIVITIES	$73,347
Net Income
Adjustments to reconcile net income to net cash provided by
Amortization and depreciation	35,849
Stock-based compensation expense	17,884
Provision for accounts receivable allowances	629
Other non-cash items	(1,389)
Total adjustments to reconcile net income to net cash	52,973
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	85,622
Prepaid expenses and other current assets	(7,059)
Other assets	(1,293)
Deferred tax assets, net	(14,196)
Accounts payable and accrued expenses	(63,215)
Deferred revenues	2,240
Other liabilities	30,809
Total changes in operating assets and liabilities, net of the effects of acquisitions	32,908
Net cash provided by operating activities	159,228

INVESTING ACTIVITIES
Proceeds from available-for-sale investments, net of purchases	166,523
Purchases of property and equipment	(26,845)
Purchases of other assets	(1,852)
Cash paid for acquisitions, net of cash acquired	(118,440)
Cash paid for licensing and core technology	(1,522)
Net cash provided by investing activities	17,864

FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	42,337
Payment on debt from acquisitions	(10,926)
Excess tax benefit from exercise of stock options	15,502
Stock repurchases, net	(108,751)
Net cash used in financing activities	(61,838)
Effect of exchange rate changes on cash and cash equivalents	3,924
Change in cash and cash equivalents	119,178
Cash and cash equivalents at beginning of period	396,162
Cash and cash equivalents at end of period	$515,340

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to business combinations, stock-based compensation expenses, charges associated with the Company’s 2009 restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to business combinations, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  The charges incurred in conjunction with the Company's 2009 restructuring program, which relate to reductions in headcount and exit costs associated with consolidating certain facilities, are not ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to new business combinations, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended March 31, 2011
GAAP operating margin	16.5%
Add: stock-based compensation	3.6
Add: amortization of product related intangible assets	2.6
Add: amortization of other intangible assets	0.7
Add: 2009 restructuring charges	−
Non-GAAP operating margin	23.4%

	Three Months Ended March 31,
	2011	2010
GAAP net income	$73,503	$47,349
Add: stock-based compensation	17,884	24,927
Add: amortization product related intangible assets	12,699	12,358
Add: amortization of other intangible assets	3,509	4,157
Add: 2009 restructuring charges	24	500
Less: tax effects related to above items	(10,975)	(14,242)
Non-GAAP net income	$96,644	$75,049

	Three Months Ended March 31,
	2011	2010
GAAP earnings per share – diluted	$0.38	$0.25
Add: stock-based compensation	0.09	0.13
Add: amortization of product related intangible assets	0.07	0.07
Add: amortization of other intangible assets	0.02	0.02
Add: 2009 restructuring charges	−	−
Less: tax effects related to above items	(0.06)	(0.07)
Non-GAAP earnings per share – diluted	$0.50	$0.40

CITRIX SYSTEMS, INC. Forward Looking Guidance

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2011	2011
GAAP earnings per share - diluted	$0.41 to $0.42	$1.91 to $1.94
Add: Adjustments to exclude the effects of amortization of intangible assets	0.08	0.31
Add: Adjustments to exclude the effects of expenses related to stock-based compensation Less: Differential between the GAAP and non-GAAP tax rates and tax effects related to above items	0.12 (0.06) to (0.08)	0.44 (0.25) to (0.31)
Non-GAAP earnings per share - diluted	$0.54 to $0.55	$2.38 to $2.41
Three Months Ended June 30, 2011
GAAP tax rate	17.0% to 18.0%
Add: tax effects of stock-based compensation and amortization of intangible assets	5.0%
Non-GAAP tax rate	22.0% to 23.0%

CONTACT:
Citrix Systems, Inc.
Media Inquiries
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Investor Inquiries
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com